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                                                                    Exhibit 4

                 AGENCY AGREEMENT AND LIMITED POWER OF ATTORNEY


HL Funding Company, Inc. 200 Hopmeadow Street, Simsbury, CT 06089

  Subject to the agreement of HL Funding Company, Inc. (the "Company").

  I (We) (the "Participants(s)") hereby establish a HL Funding Program for the Acquisition of Mutual Fund Shares and Insurance (the "Program") which Program is described in the Company's Prospectus (the "Prospectus"). This Agency Agreement and Limited Power of Attorney (the "Agreement") shall be governed by and interpreted in accordance with the laws of the State of Connecticut. Singular nouns and pronouns shall be read in the plural, where applicable.

  I hereby appoint the Company as my Agent and attorney-in-fact and assign and transfer to the Company as my Agent all my interest in my investment account(s) and in any future additions thereto which are or will be held pursuant to my Program (hereinafter referred to as the "Account") with open-end investment companies registered under the Investment Company Act of 1940 (hereinafter referred to as the "Fund") and all shares of the Fund (hereinafter referred to as the "Shares"), except the right to vote as a shareholder in all matters relating to the Fund. The Account and Shares shall be held in the Company's name or in that of its nominee as custodian for my Account, which shall be held pursuant to the terms of this Agreement and the current Prospectus.

1. I hereby authorize the Company to make advances on my behalf to pay premiums as they become due or excess premiums as agreed to by the Company, including renewal premiums, in any insurance policy available through the Program for which I have instructed the Company to pay the premiums, or on any policies purchased to replace said policies.

This Agreement shall evidence my obligation to repay the advances as described herein. I agree to pay the Company the amount of all such advances, including interest at a per annum rate determined by the Company, which may change at any time during the Program but which at no time shall be less than the simple interest rate of 6% per annum nor more than 3 percentage points above the prime or base rate as quoted in the Wall Street Journal, nor more than the maximum rate permitted by the laws of the State


EXHIBIT 4

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                                       -2-

of Connecticut which laws shall govern all matters of interest and charges hereunder. Any change in the interest rate made by the Company will become effective immediately without prior notice to the Participants. Interest will be compounded monthly, quarterly, semiannually, or annually, which shall be determined by the frequency of the premium advances, i.e. the premium payment mode for the policy. The aggregate advances plus accrued interest is hereinafter referred to as the "Account Indebtedness". I hereby pledge with and authorize the Company to hold as custodian and pledge my Shares as collateral security for the payment of the Account (Indebtedness in accordance with the terms herein and those of the current Prospectus. I understand and agree that if I do not pay the accrued interest upon its due date, the due date of the subsequent premium, the principal amount of my Account Indebtedness shall be increasing by the amount of all accrued interest, the intent being that interest not paid when due shall be deemed thereafter to be principal and shall be treated in the same manner as advances made for insurance premiums.

2. I authorize the Company as my attorney-in-fact to accept on my behalf and acknowledge the receipt of disclosure statements for the extension of credit under the applicable regulations of the Federal Truth-In-Lending Act, if any, for subsequent delivery to me.

3. I further hereby authorize the Company to assign and transfer my Account Indebtedness, and any Shares pledged to the Company as required to secure such Account Indebtedness as collateral security for the Company's indebtedness pursuant to any financing arrangements with certain lenders, but only to the extent of the Account Indebtedness plus the current premium or premiums of the policies listed above. Such Account Indebtedness and the Shares pledged to secure the Company's indebtedness shall not exceed my Account Indebtedness and the Shares pledged to the Company in accordance with the terms of the Prospectus. I further understand that in the event any of my pledged Shares are sold or redeemed pursuant to the terms of this Agreement, the Prospectus, or the Company's financing arrangements, my financial responsibility will be limited by the amount of my Account Indebtedness to the Company; that the proceeds of the sale or redemption of any Shares in excess of my Account Indebtedness will be paid to me as though I specifically requested withdrawal of the same, unless investment thereof is directed by me in writing, in which event I understand:
(i) regular investment charges, if any, will be charged with respect to any purchase of additional Shares; (ii) the number of Shares so sold or redeemed shall not exceed the number of full Shares the sale or redemption value of which will provide cash equal to my Account Indebtedness hereunder; and (iii) any pledged Shares not sold or redeemed to satisfy my Account Indebtedness will be delivered to my Account and released from all pledge arrangements contemplated hereby.

4. I understand that I may at any time elect to pay the interest on my Account Indebtedness in cash or to repay in cash my Account Indebtedness in full or in part, provided that I pay fees and charges as stated in the current Prospectus. If the Account Indebtedness is prepaid in full, the Program and this Agreement will terminate.

5. I authorize the Company, as my attorney-in-fact, to execute on my behalf any stock transfer power subject to the limitations stated herein and in the Prospectus.


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                                       -5-

You have the right to receive a written itemization of the Amount Financed. Do you desire an itemization?

                              _____ Yes     _____No

DEFAULT CHARGE: There are no default, delinquency or collection charges. Reasonable fees will be charged for special services such as loan reductions, protested checks, changes in frequency of advances, changes from one mutual fund account to another, redemption of mutual funds shares, and others.

PREPAYMENT: A termination fee and liquidation charges will be imposed if the Account Indebtedness is prepaid in full. Refer to the terms of this Agreement and the current Prospectus for information regarding these fees and charges and relating to default, your obligation to maintain adequate security, the right of HL Funding Company to terminate the Program and require repayment of the Account Indebtedness and any other transaction charges which may have been incurred.

VARIABLE RATE: The Annual Percentage Rate may increase or decrease at any time during the term of the Program at the discretion of HL Funding Company. The simple interest rate will in no event be less than 6% per annum nor exceed 3 percentage points above the prime or base rate as quoted in the Wall Street Journal. An increase in the rate will mean a larger amount will be due upon termination of the Program and additional collateral may be required in
accordance with the Margin Requirements of the Company.   For example, if a
Participant were paying annual premiums of $1,000 at a simple interest rate of 9.000% for the ten year life of the Program, the Total of Payments, including the administrative fee would be $17,388.31 with an Annual Percentage Rate of 9.857%. If the Participant were paying the same premium at a simple interest rate of 10.000% for the ten year life of the Program, the Total of Payments, including the administrative fee would be $18,407.73 with an Annual Percentage Rate of 10.854%, rather than the figures shown above. See the Prospectus for further details relating to the Margin Requirements.

SECURITY: The Account Indebtedness is secured by the pledge of your Shares as described in this Agreement and the current Prospectus.

CREDIT INSURANCE: Credit life and disability insurance are not required to obtain credit.

I ACKNOWLEDGE, PRIOR TO THE CONSUMMATION OF THE TRANSACTION DISCLOSED HEREIN, RECEIPT OF A COPY OF THIS AGREEMENT CONTAINING THE DISCLOSURES REQUIRED BY FEDERAL LAW. I FURTHER ACKNOWLEDGE A COPY OF THE COMPANY'S CURRENT PROSPECTUS, TO BE USED IN THE PROGRAM. I UNDERSTAND I WILL RECEIVE AN EXECUTED COPY OF THIS AGREEMENT AFTER IT HAS BEEN COUNTERSIGNED BY THE COMPANY. I ALSO UNDERSTAND THAT I HAVE THE RIGHT TO PURCHASE LIFE INSURANCE ONLY, EQUITY PRODUCTS ONLY, OR BOTH LIFE INSURANCE AND EQUITY PRODUCTS.

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   *Participant (1)                          *Participant (2)
    Signs X __________________________       Signs X ___________________________
______________________________________       ___________________________________
 Street                                       Street
______________________________________       ___________________________________
City/Town           State          Zip       City/Town           State       Zip

Date:_________________________________       Date:______________________________

HL Funding Company hereby accepts            HL Funding COMPANY
and agrees to act under the foregoing        200 HOPMEADOW STREET
Agency Agreement and Limited Power of        SIMSBURY, CT  06089
Attorney.
                                             By:________________________________

                                             Date:
________________________________________________________________________________

*DIRECTIONS

If the Participant is a corporation, an attested certificate of the vote of the Board of Directors bearing a signature of a corporate officer other than that of a person insured under a life insurance policy designated above must be attached hereto.

If the Participant is a partnership, the agreement must be executed by at least two general partners. A copy of the partnership agreement must be attached hereto.

If the Participant is a trustee, the word "trustee" must appear after his/her signature. The signature will warrant that the trustee is acting pursuant to a valid trust instrument under which the trustee is authorized and empowered to execute this Agreement and to fulfill all its terms and conditions and carry out all of the transactions contemplated hereby. A copy of that trust agreement must be attached hereto.


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                                       -7-

            AGENCY AGREEMENT AND LIMITED POWER OF ATTORNEY AMENDMENT

Except for the re-pledge of my shares under a Custodial Agreement consistent with the Company's present practices, the Company shall not utilize any of my shares pledged as collateral security thereunder for the payment of any of the debts or liabilities of the Company nor for any other corporate purpose, except the repayment of my Account Indebtedness.

I understand that I will be notified by the Company by registered or certified mail at my last known address according to the Company's books and records should the redemption value of my pledged mutual fund shares decline below 150% of my Account Indebtedness. Such notice is given to afford me an opportunity to consider whether to purchase or deposit additional qualified shares for use as collateral under the loan, or in the alternative, to reduce my indebtedness by a cash payment. I further understand that the Company (A) will promptly, without further notice, sell or redeem my pledged shares if their redemption value declines below 130% of my Account Indebtedness to the extent necessary to satisfy my indebtedness or (B) will defer such action for a period of ten days after the date of mailing of the 150% notice; provided, however, that if the redemption value declines below 120% of my Account Indebtedness, the Company will promptly, without further notice, sell or redeem my pledged shares.

   I hereby instruct the Company to either:
   (CHECK EITHER A or B)

____A. Sell or redeem my pledged shares promptly if the redemption value falls below 130% of my Account Indebtedness and the Company has not then received my written or telegraphic agreement to deliver forthwith sufficient additional qualified collateral or make a sufficient cash payment to cause the redemption value to exceed 130% of my Account Indebtedness.

____B. Refrain from selling or redeeming my pledged shares for a period of ten days after the date of mailing the 150% notice notwithstanding the fact that the redemption may sell or redeem such pledged shares promptly if the redemption value falls below 120% of my Account Indebtedness. Although this will insure that I will have reasonable opportunity to either supply additional qualified collateral or make a cash payment, I understand that if I fail to do so the redemption value of my shares may be less than 130% of my Account Indebtedness at the time of sale.

Dated this _________ day __________, 19__.

___________________________________     ______________________________
      Client's Signature                            Street

___________________________________     ______________________________
      Joint Signature                                City

                                        _______________________________
                                           State                Zip


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HL FUNDING COMPANY, INC. hereby accepts and agrees to act under the foregoing
Appointment and agreement.

HL FUNDING COMPANY, INC.

BY:  _________________________
200 Hopmeadow Street
Simsbury, CT  06089